SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pacific Copper Corp.
(exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	98-0504006 (I.R.S. Employer Identification No.)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9 (Address of principal executive offices)	L6H 2B9 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-140361

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered Common Stock, Par Value $0.0001 per share	Name of each exchange on which each class is to be registered The Over-The-Counter Bulletin Board

Securities to be registered pursuant to section 12 (b) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 31, 2007, the Registrant filed with Securities and Exchange Commission (the “SEC”) a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-140361) (the “Registration Statement”). On February 16, 2007, the SEC made the Registration Statement effective. On March 7, 2007 the Registrant filed a Prospectus under Rule 424(b).

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Pacific Copper Corp. contained in the Registration Statement is incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

3.1
Certificate of Incorporation of Pacific Copper Corp. (formerly known as Gate-1 Financial, Inc.)(the “Corporation”) dated May 18, 1999 incorporated by reference to Exhibit 3.1 of the Registration Statement.

3.2	Certificate of Amendment of Certificate of Incorporation dated May 2, 2002 and incorporated by reference to Exhibit 3.4 of the Registration Statement.

3.3	Certificate of Amendment of Certificate of Incorporation dated August 17, 2006 and incorporated by reference to Exhibit 3.6 of the Registration Statement.

3.4	By-laws of the Corporation adopted as of March 20, 1999 and incorporated by reference as Exhibit 3.2 of the Registration Statement.

10.1
A Lock Up Agreement (the “Agreement”) made between the Corporation and shareholders listed in the Agreement, made October 20, 2006, and incorporated by reference as Exhibit 10.5 of the Registration Statement.

10.2	A 2006 Stock Option Plan made by the Corporation and approved by the Stockholders August 8, 2006, and incorporated by reference to Exhibit 10.2 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 6, 2007

PACIFIC COPPER CORP.

By:  /s/ Todd Montgomery
              Todd Montgomery
              President, Chief Executive Officer, & Director